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                                                March 4, 1988



New England Variable Life Insurance Company
501 Boylston Street
Boston, MA 02117

Re:  Registration Statement No. 2-82838 on Form S-6 of New
     England Variable life Separate Account

Gentlemen:

     I hereby consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the above-referenced Registra-tion Statement of my opinion and consent dated July 21, 1983 and included in the Registration Statement filed with the Securities and Exchange Commission on July 28, 1983.

     I further consent to the use of my name under the caption "Legal Matters" in the Prospectus.


                                             Very truly yours,



                                             Edward N. Wadsworth
                                             General Counsel